As filed with the Securities and Exchange Commission on April 1, 2015

     Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5952523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2805 Dallas Parkway, Suite 400

Plano, Texas 75093

(Address of Principal Executive Offices and Zip Code)

Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan

(Full title of the plan)

James R. Brickman

Chief Executive Officer

2805 Dallas Parkway, Suite 400

Plano, Texas 75093

(469) 573-6700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Zachary N. Wittenberg

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, New York 10036-6745

(212) 872-1081

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	2,350,956	$8.13	$19,113,272.28	$2,220.96

(1)	In addition, this registration statement also covers any additional shares of Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or similar transaction without the Registrant’s receipt of consideration that would increase the number of outstanding shares of stock.

(2)	Calculated in accordance with Rule 457(h), upon the basis of the average of the high and low prices reported on The Nasdaq Capital Market on March 25, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I of this registration statement on Form S-8 (the “Registration Statement”) will be sent or given to the employees of Green Brick Partners, Inc. (the “Registrant”), as specified in Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). Also, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the plan is available without charge to participants of the plan by contacting the Chief Financial Officer, Green Brick Partners, Inc., 2805 Dallas Parkway, Suite 400, Plano, Texas 75093 ((469) 573-6700).

Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission (other than those furnished pursuant to Items 2.02 and 7.01 of Form 8-K) are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 22, 2015 and March 31, 2015 (with respect to Item 5.02, Item 5.08 and Item 8.01); and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A, as filed with the Commission on June 13, 2007, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation (the “Charter”) generally requires the Registrant to indemnify its directors and officers to the fullest extent permitted by law.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”) provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Charter also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

The employment agreements of James R. Brickman, Chief Executive Officer, Richard A. Costello, Chief Financial Officer, John Jason Corley, Chief Operating Officer, and Jed Dolson, Head of Land Acquisition and Development, provide for indemnification to the fullest extent permitted by law against any claims or judgments that result by reason of employment with the Registrant. In addition, during the term of employment of each of Mr. Brickman, Mr. Costello, Mr. Corley, and Mr. Dolson, the Registrant must maintain officers’ and directors’ liability insurance for each of Mr. Brickman, Mr. Costello, Mr. Corley, and Mr. Dolson on a basis no less favorable than that provided to any director or officer of the Registrant.

The Registrant has also obtained prepaid (or “tail”) directors’ and officers’ liability insurance policies with respect to acts or omissions occurring prior to October 27, 2014, covering each such person on terms with respect to coverage and amounts that are substantially the same as the terms in the Registrant’s directors’ and officers’ liability insurance policies prior to such date.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on October 31, 2014, File No. 001-33530, and incorporated herein by reference).
4.2	Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, File No. 001-33530, and incorporated herein by reference).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm to Green Brick Partners, Inc.
23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 of this Registration Statement).
24.1*	Power of Attorney (set forth on the signature pages of this Registration Statement).
*	Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 1, 2015.

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
James R. Brickman
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints James R. Brickman and Richard A. Costello, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ James R. Brickman		April 1, 2015
James R. Brickman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard A. Costello		April 1, 2015
Richard A. Costello	Richard A. Costello Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David Einhorn		April 1, 2015
David Einhorn	Chairman of the Board

/s/ Elizabeth K. Blake		April 1, 2015
Elizabeth K. Blake	Director

/s/ Harry Brandler		April 1, 2015
Harry Brandler	Director

/s/ Kathleen Olsen		April 1, 2015
Kathleen Olsen	Director

Name	Title	Date

/s/ Richard Press		April 1, 2015
Richard Press	Director

/s/ John R. Farris		April 1, 2015
John R. Farris	Director

INDEX TO EXHIBITS

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on October 31, 2014, File No. 001-33530, and incorporated herein by reference).
4.2	Green Brick Partners, Inc. 2014 Omnibus Equity Incentive Plan (filed as Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, File No. 001-33530, and incorporated herein by reference).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm to Green Brick Partners, Inc.
23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 of this Registration Statement).
24.1*	Power of Attorney (set forth on the signature pages of this Registration Statement).
*	Filed herewith.